UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth B. Crews as Executive Vice President, Chief Financial Officer

On October 13, 2026, Science Applications International Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Kenneth (“Ken”) B. Crews, age 45, as Executive Vice President, Chief Financial Officer of the Company effective December 7, 2026 (the “Effective Date”). Mr. Crews will serve in such capacity until his successor is appointed or his earlier resignation or removal. He will commence employment with the Company on October 30, 2026, and will serve as Chief Financial Officer-Elect until he assumes the role of Executive Vice President, Chief Financial Officer on the Effective Date.

Mr. Crews has extensive background, knowledge and understanding of the sector as a senior finance executive with over two decades of experience in the defense and government services industries. Mr. Crews most recently served as the Corporate Vice President and Chief Financial Officer (“CFO”) for Northrop Grumman Corporation (NYSE: NOC), where he oversaw the company’s enterprise-wide business management and finance functions, encompassing the controller, treasury, contracts and pricing, financial strategy and planning, M&A, tax, internal audit, investor relations, trust administration, investments, and sector business management. Prior to his appointment as CFO for Northrop Grumman Corporation in October of 2024, Mr. Crews served as Vice President of Corporate Finance from July 2024 to October 2024, and Vice President and CFO for multiple sectors, including the Space Systems and Mission Systems sectors from December 2020 to July 2024, where he led financial strategy execution and all business management activities. He also previously held senior leadership roles including Vice President of Business Management for the Navigation, Targeting and Survivability division and Director of Corporate Financial Planning and Analysis throughout his tenure at Northrop Grumman.

In connection with his appointment, Mr. Crews’ annual compensation will be as follows: (i) an annual base salary of $740,000 effective as of the Effective Date, (ii) a short-term incentive cash bonus target equal to 100% of his annual base salary, and (iii) a long-term incentive target of $2,0000,000 in the form of restricted stock units (“RSUs”) and performance stock units under the Company’s executive compensation plan. In addition, Mr. Crews will receive a one-time sign-on cash payment of $250,000, which is subject to repayment if Mr. Crews’ employment ends under certain circumstances within two years, and a one-time sign-on award of RSUs with a grant date value of $2,000,000, vesting in two equal annual installments. Mr. Crews will be eligible to participate in the Company’s deferred compensation plan and will be subject to the Company’s Executive Severance, Change in Control and Retirement Policy. There are no family relationships between Mr. Crews and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Crews or any member of his immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

Appointment of Prabu Natarajan as Executive Vice President, Civilian Business Group

In connection with Mr. Crews’ appointment described above, on October 13, 2026, the Company announced that Prabu Natarajan will transition to the role of Executive Vice President, Civilian Business Group of the Company effective October 30, 2026. In addition, Mr. Natarajan will cease his role as Executive Vice President, Chief Financial Officer of the Company as of the Effective Date.

Item 7.01.	Regulation FD Disclosure.

On October 13, 2026, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Science Applications International Corporation on October 13, 2026

104	Cover Page Interactive Data File, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: October 13, 2026	By:	/s/ Hilary L. Hageman
Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary

4